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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

            Parent                                  Subsidiary                   Ownership          Organization
            ------                                  ----------                   ---------          ------------

Western Ohio Financial Corporation           Cornerstone Bank                              100%              Federal

Cornerstone Bank                             CornerstoneBanc Financial Services            100%              Delaware
                                             Inc.







         The financial statements of the Registrant are consolidated with those of its subsidiaries.